Exhibit 99.1

BioSig Technologies, Inc. Signs Definitive Share Exchange Agreement with Streamex Exchange Corp. to Launch First-Mover Real-World Asset (RWA) Tokenization Company Bringing Commodity Markets On-Chain.

May 23, 2025

Los Angeles, CA and Vancouver, BC, May 23, 2025 (GLOBE NEWSWIRE) – BioSig Technologies, Inc. (Nasdaq: BSGM) (“BioSig” or the “Company”), a medical technology company, today announced it has signed a definitive share exchange agreement with Streamex Exchange Corporation (“Streamex”), a privately held company specializing in the tokenization of real-world assets, with a focus on bringing commodities on-chain.

The signing of the definitive agreement represents a major milestone for both Streamex and BioSig, propelling the business combination forward, and fast-tracking the growth of Streamex’s tokenization business. During this transaction, Streamex has made significant progress with some very exciting developments expected to be shared in the coming weeks.

Key Highlights of the Transaction:

●	Streamex Exchange Corporation, a British Columbia corporation, will become a wholly owned subsidiary of BioSig through an exchange of outstanding shares of Streamex for new shares of BioSig common stock.

●	The combined public company will be led by Mr. Henry McPhie, Co-Founder and CEO of Streamex, who will serve as Chief Executive Officer and join the Board of Directors, guiding the organization through its next phase of growth.

●	Mr. Morgan Lekstrom, Co-Founder and Chairman of Streamex, will serve as Chairman of the Board of the combined company.

●	Mr. Anthony Amato, current CEO of BioSig, will transition from his role as Chief Executive Officer and continue to support the combined company as a member of its Board of Directors.

●	Of highlight, Streamex is strategically positioned within the US$142.85[1] trillion global commodity market, aiming to unlock new value by bringing commodities on-chain through secure and scalable real world asset tokenization solutions.

BioSig’s CEO Anthony Amato commented, “After a year marked by intense focus, disciplined execution, and steadfast commitment, I’m pleased to announce that we have signed a definitive agreement to combine with Streamex. This marks a pivotal milestone in our ongoing strategy to restore and build long-term shareholder value. This journey hasn’t been without its challenges—but it has also been defined by toughness, learning, and progress. But today, we enter what promises to be the most transformational chapter in our company’s history. I want to thank our incredible employees, our leadership team, and our board of directors for their unwavering dedication and resilience throughout this journey. And to our shareholders: this is the moment we’ve been working toward. We believe this business combination significantly strengthens the foundation of your investment and positions us for sustained momentum and future growth.”

1 According to Statista, the global commodities market is valued at approximately US$142.85 trillion. Source: Statista, Global Commodities Market Outlook

Henry McPhie, incoming CEO of the combined company added, “Since announcing the LOI for the transaction, we’ve received an overwhelmingly positive response from the market, reflecting strong investor confidence in the value and potential of this transaction. With the signing of the definitive agreement, we’re thrilled to move ahead with the BioSig team to complete the combination and bring Streamex to the public market.”

Strategic Advisor Additions Post Closing

●	Mr. Frank Giustra has agreed to join as a Strategic Investor and Advisor on Commodities.

○	Founder of Wheaton Precious Metals ($37B)

○	Founder of GoldCorp, acquired by Newmont ($57B)

○	Founder of LionsGate Films ($2B)

●	Mr. Mathew August has agreed to join as a Strategic Advisor on US Capital Markets.

○	Executive Chairman of Atlas Capital Partners a New York, NY based single family office investment firm and merchant bank

○	Active Venture Capitalist with significant investments within the Defense Tech, FinTech, Aerospace and other diversified industries

●	Mr. Mitchell Williams has agreed to join as a Strategic Advisor on US Capital Markets.

○	Managing Partner of a Private Investment Firm

○	Former Senior Managing Director, Head of Public Markets at Wafra Inc.

○	Former Sole Portfolio Manager of $4+ Billion at Oppenheimer Funds

About Streamex Exchange Corporation

Streamex is a real-world asset (RWA) tokenization company focused in the commodities space. With the goal to bring commodity markets on chain, Streamex has developed primary issuance and exchange infrastructure that will revolutionize commodity finance. Streamex is led by a group of highly successful and seasoned executives from financial, commodities and blockchain industries.

Streamex believes the future of finance lies in tokenization, innovative investment strategies, and decentralized markets. By merging advanced financial technologies with blockchain transparency, Streamex has created infrastructure and solutions that enhance liquidity, accessibility, and efficiency. Streamex’s goal is to bridge the gap between traditional finance and the digital economy, unlocking new opportunities for investors and institutions worldwide.

Terms of Share Exchange

●	In exchange for 100% of their shares of Streamex, existing Streamex shareholders will be entitled to receive 75% of the fully diluted BioSig common stock outstanding on the date of the share exchange agreement. Initially, upon the closing, pursuant to Nasdaq listing rules, the Streamex shareholders will be entitled to receive 19.9% of the outstanding BioSig common stock pre-transaction. BioSig will then seek a vote of its current shareholders to approve the transaction; if such approval is obtained, the Streamex shareholders will have the right to receive in the aggregate the full number of shares of BioSig common stock equaling 75% of the fully diluted BioSig common stock pre-transaction.

●	After shareholder approval, if obtained, current BioSig shareholders and holders of common stock equivalents will hold 25% of the fully diluted BioSig common stock outstanding.

Immediately after the Closing, the Board of directors of BioSig will be comprised of six members, four designated by BioSig. who are Anthony Amato, Chris Baer, Donald F. Browne, Steven E. Abelman and two designated by Streamex, who are Mr. McPhie and Mr. Lekstrom (who will also be Chairman of the BioSig Board).

●	To the extent required by NASDAQ’s change of control rules and regulations, the Company will file an initial listing application for its common stock.

Forward Looking statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether the Company will be able to realize the benefits of the completed transaction described herein, whether shareholder approval of the transaction will be obtained and whether the Company will be able to maintain compliance with Nasdaq’s listing criteria in connection with the contemplated transaction and otherwise. For a discussion of other risks and uncertainties, and other important factors, any of which could cause BioSig’s actual results to differ from those contained in forward-looking statements, see BioSig’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in BioSig’s Annual Report on Form 10-K, filed with the SEC on April 15, 2025. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Todd Adler

BioSig Technologies, Inc.

Investor Relations

12424 Wilshire Blvd Ste 745

Los Angeles, CA 90025

tadler@biosigtech.com

203–409–5444, x104

Anthony Amato

Chief Executive Officer

aamato@biosigtech.com

Henry McPhie

Co-Founder & CEO of Streamex

contact@Streamex.com

https://www.streamex.com/

https://x.com/streamex